Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON SCHEDULE

We consent to the incorporation by reference in:

•	Registration Statement No. 333-101512 on Form S-8 pertaining to the Deferred Compensation Plan;
•	Registration Statement No. 333-101501 on Form S-8 pertaining to the 401(k) Trust and Plan and the Union 401(k) Retirement Savings Trust and Plan;
•	Registration Statement No. 333-117581 on Form S-8 pertaining to the 2003 Restricted Stock Plan for Directors;
•	Registration Statement No. 333-120067 on Form S-8 pertaining to the Amended and Restated 2004 Omnibus Equity and Incentive Plan;
•	Registration Statement No. 333-168437 on Form S-8 pertaining to the Amended and Restated 2004 Omnibus Equity and Incentive Plan;
•	Registration Statement No. 333-139906 on Form S-8 pertaining to the 2007 Restricted Stock Plan;
•	Registration Statement No. 333-203406 on Form S-8 pertaining to the 2014 Omnibus Equity and Incentive Plan; and
•	Registration Statement No. 333-195132 on Form S-3

of our reports dated July 28, 2016, relating to the financial statements of RPM International Inc. and subsidiaries for the fiscal  year ended  May 31, 2016 , and the effectiveness of RPM International Inc.’s internal control over financial reporting as of May 31, 2016 appearing in this Annual Report on Form 10-K of RPM International Inc.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of RPM International Inc. listed in Item 15.  This financial statement schedule is the responsibility of RPM International Inc.’s management.  Our responsibility is to express an opinion based on our audit.  In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein as of and for the year ended May 31, 2016.

/s/ Deloitte & Touche LLP

Cleveland, Ohio

July 28, 2016